Exhibit 99.1

Identiv Reports Fourth Quarter and Fiscal Year 2025 Financial

Results, Exceeds Q4 Guidance and Signs Multi-Year Supply Agreement

Fourth Quarter Net Revenue Exceeds Guidance Driven by Growth with Key Customers and Operational Excellence

Significant Advancement in Bluetooth Low Energy Strategy Results in Exclusive Multi-Year Supply Agreement

Santa Ana, Calif. — March 12, 2026 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID- and BLE-enabled Internet of Things (IoT) solutions, today released its financial results for the fourth quarter and fiscal year ended December 31, 2025.

“During the fourth quarter, we delivered results that exceeded our guidance and expectations, reflecting the higher-than-expected sales from key customers and the successful completion of our two-year manufacturing transition to Thailand, which has structurally reduced our cost profile and significantly increased efficiency,” said Identiv CEO Kirsten Newquist.

“We have made considerable progress across our Perform-Accelerate-Transform (P-A-T) strategy and most recently achieved a significant win. We signed an exclusive multi-year agreement to serve as the exclusive supplier for specialized, next-generation BLE smart labels,” added Newquist. “As we move into 2026, we are focused on scaling production for high-volume specialized BLE smart labels, expanding our customer base, and launching new products to capture opportunities in the rapidly growing global IoT market.”

Financial Results for Fiscal Fourth Quarter 2025

Revenue for the fourth quarter of 2025 was $6.2 million, compared to $6.7 million in the fourth quarter of 2024. This year-over-year decrease was as expected and due to the exit of lower-margin business which we did not transfer to Thailand.

Fourth quarter 2025 GAAP gross margin was 18.1% and non-GAAP gross margin was 25.6%, compared to fourth quarter 2024 GAAP gross margin of (14.9%) and non-GAAP gross margin of (5.2%). The year-over-year improvement primarily reflects the reduction in direct labor and manufacturing overhead costs associated with the transition of all production to Thailand in 2025.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $5.8 million in the fourth quarter of 2025, compared to $5.6 million in the fourth quarter of 2024. Non-GAAP operating expenses were $4.1 million in the fourth quarter of 2025, compared to $4.1 million in the fourth quarter of 2024. The management of non-GAAP operating expenses reflects the disciplined operating expense spending to support of the company’s organic growth initiatives as outlined in the P-A-T strategic framework.

Fourth quarter 2025 GAAP net loss from continuing operations was ($3.7) million, or ($0.16) per basic and diluted share, compared to GAAP net loss from continuing operations of ($4.3) million, or ($0.19) per basic and diluted share, in the fourth quarter of 2024. This reduction was primarily due to our production transition to our Thailand facility, combined with our disciplined spending of operating expenses as we executed on our P-A-T strategic initiatives.

Non-GAAP adjusted EBITDA loss in the fourth quarter of 2025 was ($2.5) million, compared to ($4.5) million in the fourth quarter of 2024.

Financial Results for Fiscal Year 2025

Revenue for fiscal year 2025 was $21.5 million compared to $26.6 million in fiscal year 2024. Fiscal year 2025 GAAP gross margin was 6.1% and non-GAAP gross margin was 14.3%, compared to fiscal year 2024 GAAP gross margin of 1.3% and non-GAAP gross margin of 8.0%. The year-over-year expansion in gross margin reflects the lower cost structure and operational efficiencies gained from moving our production to Thailand and shutting down our Singapore site.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $23.5 million in fiscal year 2025, compared to $28.3 million in fiscal year 2024. Non-GAAP operating expenses were $17.6 million in fiscal year 2025, compared to $17.9 million in fiscal year 2024. Fiscal year 2024 GAAP operating expenses included higher strategic review-related costs of $5.3 million compared to 2025.

Fiscal year 2025 GAAP net loss from continuing operations was ($18.0) million, or ($0.79) per basic and diluted share, compared to GAAP net loss from continuing operations of ($25.9) million, or ($1.14) per basic and diluted share, in fiscal year 2024.

Non-GAAP adjusted EBITDA loss in fiscal year 2025 was ($14.5) million, compared to ($15.8) million in fiscal year 2024.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For the first quarter of fiscal 2026, management currently expects net revenue to be in the range of $6.7 million to $7.2 million.

Conference Call

Identiv management will hold a conference call today, March 12, 2026, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the company’s fourth quarter and fiscal year 2025 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: +1 888-506-0062

International Number: +1 973-528-0011

Call ID: 610948

Webcast link: Register and Join

The teleconference replay will be available through March 26, 2026, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 53651.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s RFID- and BLE-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 2.0 billion applications worldwide, drive innovation across healthcare, logistics, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com | Follow us on LinkedIn @Identiv

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross profit and margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), interest income, net, foreign currency gains (losses), net, stock-based compensation, amortization and depreciation, restructuring and severance, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s expectations regarding its future operating and financial outlook and performance, including 2026 first quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; and Identiv’s expectations and beliefs regarding execution of its Perform-Accelerate-Transform (P-A-T) strategy, including the areas of Identiv’s expected focus. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; the ability to perform under and comply with the provisions of the supply agreement; the termination of the supply agreement; Identiv’s ability to capitalize on trends in its business and the continuation of those trends; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; the impact of manufacturing difficulties or delays; the ability to continue to achieve cost and efficiency gains; Identiv’s ability to successfully enter into definitive agreements for strategic partnerships or collaborations; the impact of macroeconomic conditions and customer demand, inflation, tariffs and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$6,166	$6,697	$21,484	$26,628
Cost of revenue	5,051	7,692	20,177	26,288

Gross profit (loss)	1,115	(995)	1,307	340

Operating expenses:
Research and development	773	922	3,278	3,887
Selling and marketing	1,261	1,073	5,583	5,727
General and administrative	3,348	3,095	13,068	18,147
Restructuring and severance	442	540	1,524	540

Total operating expenses	5,824	5,630	23,453	28,301

Loss from continuing operations	(4,709)	(6,625)	(22,146)	(27,961)
Non-operating income (expense):
Interest income, net	1,182	1,344	5,023	1,352
Foreign currency gains (losses), net	277	733	(1,148)	788

Loss from continuing operations before income tax provision	(3,250)	(4,548)	(18,271)	(25,821)
Income tax (provision) benefit	(471)	271	268	(90)

Net loss from continuing operations	(3,721)	(4,277)	(18,003)	(25,911)
Income (loss) from discontinued operations, net of tax:
Loss from Physical Security Business, net of tax	—	(41)	—	(2,778)
Gain on sale of Physical Security Business, net of tax	—	3,963	—	103,509

Income from discontinued operations, net of tax	—	3,922	—	100,731

Net income (loss)	(3,721)	(355)	(18,003)	74,820
Cumulative dividends on Series B convertible preferred stock	(207)	(201)	(824)	(883)

Net income (loss) available to common stockholders	$(3,928)	$(556)	$(18,827)	$73,937

Net income (loss) per common share:
Basic and diluted—continuing operations	$(0.16)	$(0.19)	$(0.79)	$(1.14)
Basic and diluted—discontinued operations	$—	$0.16	$—	$4.27
Basic and diluted—net income (loss)	$(0.16)	$(0.02)	$(0.79)	$3.14
Weighted average common shares outstanding:
Basic and diluted	23,917	23,833	23,782	23,581

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$128,609	$126,266	$135,646
Restricted cash	300	300	300
Accounts receivable, net of allowances	4,070	4,403	4,214
Inventories	7,419	5,909	7,475
Prepaid expenses and other current assets	2,267	5,256	5,210

Total current assets	142,665	142,134	152,845
Property and equipment, net	7,316	7,369	7,694
Operating lease right-of-use assets	841	979	2,000
Other assets	515	542	686

Total assets	$151,337	$151,024	$163,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,619	$2,436	$2,746
Operating lease liabilities	331	870	852
Deferred Revenue	2,760	—	—
Accrued compensation and related benefits	776	808	862
Accrued income taxes payable	288	1,226	1,173
Other accrued expenses and liabilities	1,619	1,403	2,327

Total current liabilities	9,393	6,743	7,960
Long-term operating lease liabilities	525	587	1,167
Other long-term liabilities	718	29	29

Total liabilities	10,636	7,359	9,156
Total stockholders’ equity	140,701	143,665	154,069

Total liabilities and stockholders’ equity	$151,337	$151,024	$163,225

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit (loss)	$1,115	$(995)	$1,307	$340

Reconciling items included in GAAP gross profit (loss):
Stock-based compensation	6	3	21	20
Amortization and depreciation	458	643	1,735	1,773

Total reconciling items included in GAAP gross profit (loss)	464	646	1,756	1,793

Non-GAAP gross profit (loss)	$1,579	$(349)	$3,063	$2,133

Non-GAAP gross margin	26%	-5%	14%	8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$5,824	$5,630	$23,453	$28,301

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(785)	(873)	(3,181)	(3,456)
Amortization and depreciation	(56)	(52)	(291)	(206)
Strategic review-related costs	(488)	(55)	(864)	(6,175)
Restructuring and severance	(442)	(540)	(1,524)	(540)

Total reconciling items included in GAAP operating expenses	(1,771)	(1,520)	(5,860)	(10,377)

Non-GAAP operating expenses	$4,053	$4,110	$17,593	$17,924

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss from continuing operations	$(3,721)	$(4,277)	$(18,003)	$(25,911)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	471	(271)	(268)	90
Interest income, net	(1,182)	(1,344)	(5,023)	(1,352)
Foreign currency gains (losses), net	(277)	(733)	1,148	(788)
Stock-based compensation	791	876	3,202	3,476
Amortization and depreciation	514	695	2,026	1,979
Strategic review-related costs	488	55	864	6,175
Restructuring and severance	442	540	1,524	540

Total reconciling items included in GAAP net loss from continuing operations	1,247	(182)	3,473	10,120

Non-GAAP adjusted EBITDA	$(2,474)	$(4,459)	$(14,530)	$(15,791)